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EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As Independent public accountants, we hereby consent to the incorporation of our reports dated January 21, 2000, included in this Form 10-K into the Company's previously filed registration Statements Nos. 33-82522, 333-15235 and 333-53085 on Form S-8.

                      ARTHUR ANDERSEN LLP

Portland, Oregon,
March 3, 2000

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS